Exhibit 10.18

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, [DATE]

No. of letter of approval:

(Fiscal regulation: 38020101)

Group:

To

Form of Letter of Approval

1.	We hereby to inform you that the research committee, through its authority according to Article 17 of the Law for the Encouragement of Research and Development Industry 1984 (hereby: “R&D Law”), has decided, on the meeting dated to approve that program submitted by you on pertaining:

a.	Theme of approved program:

b.	Operator of the approved program:

No. of registration:                                                                                                   (hereby: “Approved Program”)

2.	A. The approved Research and Development expenses for execution of the Approved Program will exceed the amount of:

In words:

B. The grant rate that was approved is     % of the development expenses (an Extra for a National Priority Area or Confrontation Line), which exceeds the amount of: .

In words:

3.	The approval is conditioned in following the Law, Regulations, Rules and Procedures Instructions, subject to the following terms:

a.	The Approved Program will be executed as detailed in your request within a period of [12] months – starting from and until (hereby: “The Execution Period”).

b.	(1) You must inform the Office of Chief Scientist on every change of the approval receiver’s control in the company’s shares and/or in any of the following controlling means: (a) The right to vote on the company’s general meeting; (b) The right to appoint directors in the company; (c) The right to participate in the company’s profits.

(2) Passing the aforesaid controlling means to a Non-Resident or to a Foreign Company, which makes them an Interested Party, as defined in the Securities Law, 1968, must be informed to the Office of Chief Scientist, and the Non-Resident and/or Foreign Company must give their obligation in writing to the R&D Law.

The written commitment will be signed according to the version that is found at the Office of Chief Scientist and on the Ministry of Trade and Industry’s website.

c.	Other terms:

d.	See the IP appendix.

e.	In case a lien on the company’s assets will be attached to an Israeli bank against credit, the company must make sure that the lien will be subject to the R&D Law.

f.	If the program is connected with an agreement with an academic institute or an academic application company, the company must make sure that this agreement is subject to the R&D Law.

Sincerely,

[NAME]
The Chief Scientist

Attached:

1.	Budget Breakdown as an appendix to the letter of approval.

2.	Letter of commitment.

3.	Rules for the execution of the law instructions, as defined by the Research Committee.

4.	The IP appendix, attached to the letter of approval.

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, [DATE]

No. of letter of approval:[    ]

(Fiscal regulation: [        ])

Group: [    ]

To:

We acknowledged your undertaking from              to comply with intellectual property laws in Israel, and if you shall ever be convicted for violation of any of the intellectual property laws in Israel, and such conviction shall be final and non-appealable in an Israeli court, we may be entitled to terminate any benefit granted by the Industrial Research and Development Administration, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and claim their return including any interest and linkage, according to the law.

Sincerely,

[NAME]
The Chief Scientist

[NAME OF COMPANY]

number with the registrar of companies: [    ]

TO

Industrial Research and Development Administration,	Date:[ ]
The Office of Chief Scientist	Company [ ]

Ministry of Trade and Industry

5 Bank Israel, PO Box 3166

Jerusalem

Re:	Undertaking Note and Notice on Commencement of Approved R&D Plan

Subject: Innovative Insulin Pump

File Number: [    ]

We hereby to inform you we commenced the approved plan, according to approval note as referenced, on [date].

1.	We declare and warrant to comply with the Encouragement of Industrial Research and Development Law 5744-1984 (hereinafter the “Law”), including:

a.	the obligation not to transfer the know-how, the rights on the know-how and the manufacturing rights deriving from the research and development without the approval of the research committee.

b.	to pay royalties and file all reports according to the Law and the Encouragement of Industrial Research and Development Regulations (Rate of Royalties and Rules for the Payment thereof), 5756-1996 (hereinafter the “Royalties Regulations”) and to the procedures of the Industrial Research and Development Administration (hereinafter the “Administration”).

2.	We declare that we read all instructions and rules to financial reports for R&D and we will comply with them, including in connection with the computerized system for reporting hours in assignment tasks.

3.	We approve the attribution of this file numbered [number] to plan [number], subject Innovative Insulin Pump

4.	Additional undertakings:

a.	We were notified with the royalties amendment which was published in regulations file HATASHNAT from December 3, 1998 page 110 (file 5939).

According to the said amendment, the research grants shall be linked to the dollar and bearing annual interest in the rate of the LIBOR.

b.	Additional Undertakings:

Royalties shall be paid from income from all insulin pumps, spare parts, disposables, software, services and accessories.

5.	We affirm that we have separated and distinguished account/s regarding our financial bookkeeping for the purpose of this approved plan, and the registrations made in the account/s are direct, chronological, primary, systematic and only according to documentation.

6.	We hereby declare that we acknowledge that referenced grant shall be paid only subject to the terms and conditions of the approval and according to the Administration’s regulations.

7.	The attached budget, including its details, terms and appendices is binding. Expenses exceeding the budget will not be recognized, unless approved by the Administration.

8.	Procedures:

a.	The company is entitled to prepayment according to the procedures, provided that it already commenced the execution of the plan. The prepayment shall be deducted from payments due according to the financial reports, excluding current prepayment.

b.	Any additional payment shall be executed according to a financial reports coordinated with the Administration’s procedures. Payment shal be made after review of the aforesaid report. The grant’s recipient is obliged to file a financial report every quarter and a technical report at least every 6 months, on the Administration’s forms or in the same format.

c.	The truthfulness of the financial report shall be confirmed by an official representative of the company, and documents witnessing actual payments to service providers shall be attached, if such expense is reported.

d.	Any payment deriving on account of the approved grant shall be considered as advanced payment until the final approval of the report. Until the filing of the final report, only up to 90% from the grant (including current prepayment) shall be paid from the lower of the approved budget or from expenses in the financial report. The remaining balance shall be paid only following receipt of a final financial report and a technical report together with confirmation from the company’s accountants. The payment shall be executed following examination of the reports by a representative of the Administration;

e.	The company’s books of accounts, including balance sheets, shall be subject to the Administration’s during a period of 7 years from the initiation of the execution of the approved plan, or 6 years from filing the final financial report, the later of the two.

f.	The Administration will have the right to setoff any sum due from the assistance recipient out of the approved grant.

g.	The grant’s recipient is not entitled to stop the performance of the plan without the prior written approval from the Administration. If the plan is stopped without such approval, the Administration shall be entitled to claim the return of the grant and the interest and linkage accrued thereto;

h.	The grant’s recipient has to file a certified financial report according to acceptable format and final technical report to the approved plan, no later than 3 months from the date of completion of the approved plan.

i.	The Administration is entitled to claim additional technical reports at any time.

j.	An expense shall not be recognized unless the due consideration is paid, excluding overhead in salaries provision.

k.	In the final financial report only expenses accumulated in the approved research term and paid no later than 60 days from its termination shall be recognized.

l.	The Administration may claim interest and linkage differentials as permitted by the law on any sum due from the recipient of the grant.

9.	The abovementioned terms do not derogate from any law which is applicable to the grant according to this file.

10.	We hereby undertake to to comply with intellectual property laws in Israel, and if we shall ever be convicted for violation of any of the intellectual property laws the Administration shall be entitled to terminate any benefit granted by you, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and claim their repayment including any interest and linkage, according to the law.

1.               [signature]                                         [name]                                                      R&D CEO

[company signature]